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                           Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 1999 on the financial statements of Fortis Benefits Insurance Company and our report dated March 19, 1999 on the financial statements of Fortis Benefits Insurance Company Variable Account D in Amendment No 3 to the Registration Statement (Form S-2 No. 333-43805) and related Prospectus and Statement of Additional Information of Fortis Benefits Insurance Company for the registration of flexible premium deferred combination variable and fixed annuity contracts.


/s/  Ernst & Young LLP


Minneapolis, Minnesota
April 26, 1999